Exhibit 10.40
First Amendment
to the
Temple-Inland Inc. 2010 Incentive Plan

WHEREAS, Temple-Inland Inc. (the “Company”) maintains the Temple-Inland Inc. 2010 Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has authority to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended by adding a new Section 23 as follows:

23. Restriction Period for Full Value Awards.  Notwithstanding any other provision in the Plan to the contrary, time-vested Full Value Awards granted under the Plan shall have a minimum vesting period of not less than three (3) years and performance-based Full Value Awards granted under the Plan shall have a minimum vesting period of not less than one (1) year; provided, however, that nothing in this Section 23 shall prohibit or restrict such Awards from providing for accelerated vesting in the event of death, disability, involuntary separation from service, or a Change in Control.

IN WITNESS WHEREOF, Temple-Inland Inc. has caused this First Amendment to the Temple-Inland Inc. 2010 Incentive Plan to be adopted as of this 7th day of May 2010.

TEMPLE-INLAND INC.
By:	/s/ Leslie K. O’Neal
	Name:	Leslie K. O’Neal
	Title:	Senior Vice President and Secretary